Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders
of J.P. Morgan Mutual Fund Investment Trust:

In planning and performing our audit of the financial
statements of JPMorgan Growth Advantage
Fund (the "Fund") as of and for the period ended June 30,
2006, in accordance with the standards
of the Public Company Accounting Oversight Board (United
States), we considered the Fund's
internal control over financial reporting, including
control activities for safeguarding securities,
as a basis for designing our auditing procedures for the
purpose of expressing our opinion on the
financial statements and to comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion on the effectiveness of
the Fund's internal control over
financial reporting. Accordingly, we express no such
opinion.

The management of the Fund is responsible for establishing
and maintaining effective internal
control over financial reporting.  In fulfilling this
responsibility, estimates and judgments by
management are required to assess the expected benefits and
related costs of controls.  A fund's
internal control over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial reporting and the
preparation of financial statements for
external purposes in accordance with generally accepted
accounting principles.  Such internal
control over financial reporting includes policies and
procedures that provide reasonable
assurance regarding prevention or timely detection of
unauthorized acquisition, use or disposition
of a fund's assets that could have a material effect on the
financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or
detect misstatements.  Also, projections of any evaluation
of effectiveness to future periods are
subject to the risk that controls may become inadequate
because of changes in conditions, or that
the degree of compliance with the policies or procedures
may deteriorate.

A control deficiency exists when the design or operation of
a control does not allow management
or employees, in the normal course of performing their
assigned functions, to prevent or detect
misstatements on a timely basis. A significant deficiency
is a control deficiency, or combination
of control deficiencies, that adversely affects the fund's
ability to initiate, authorize, record,
process or report external financial data reliably in
accordance with generally accepted
accounting principles such that there is more than a remote
likelihood that a misstatement of the
fund's annual or interim financial statements that is more
than inconsequential will not be
prevented or detected.  A material weakness is a control
deficiency, or combination of control
deficiencies, that results in more than a remote likelihood
that a material misstatement of the
annual or interim financial statements will not be
prevented or detected.

Our consideration of the Fund's internal control over
financial reporting was for the limited
purpose described in the first paragraph and would not
necessarily disclose all deficiencies in
internal control over financial reporting that might be
significant deficiencies or material
weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no deficiencies in the
Fund's internal control over financial
reporting and its operation, including controls for
safeguarding securities, that we consider to be
material weaknesses as defined above as of June 30, 2006.

This report is intended solely for the information and use
of management, the Trustees of J.P.
Morgan Mutual Fund Investment Trust and the Securities and
Exchange Commission and is not
intended to be and should not be used by anyone other than
these specified parties.

PricewaterhouseCoopers LLP
August 25, 2006